1 Sanofi-aventis: A Global Leader in Healthcare December 21, 2009 Exhibit 99.4

Forward-Looking Statements
This presentation contains forward-looking statements. Forward-looking statements are statements that are not historical facts. These statements include product development, product potential projections and estimates and their underlying assumptions, statements regarding plans, objectives, intentions and expectations with respect to future events, operations, products and services, and statements regarding future performance. Forward-
looking statements are generally identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plans” and similar expressions.
Although sanofi-aventis management believes that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond the control of sanofi-aventis, that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include among other things, the uncertainties inherent in research and development, future clinical data and analysis, including post marketing, decisions by regulatory authorities, such as the FDA or the EMEA, regarding whether and when to approve any drug, device or biological application that may be filed for any such product candidates as well as their decisions regarding labelling and other matters that could affect the availability or commercial potential of such products candidates, the absence of guarantee that the products candidates if approved will be commercially successful, the future approval and commercial success of therapeutic alternatives as well as those discussed or identified in the public filings with the SEC and the AMF made by sanofi-aventis, including those listed under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in Sanofi-aventis’ annual report on Form 20-F for the year ended December 31, 2008. Other than as required by applicable law, sanofi-aventis does not undertake any obligation to update or revise any forward-looking information or statements.
Important additional information:
The tender offer described in this presentation has not yet commenced and this presentation is neither an offer to purchase nor a solicitation of an offer to sell shares of Chattem. At the time the tender offer is commenced, River Acquisition Corp. and sanofi-aventis will file a Tender Offer Statement on Schedule TO, containing an offer to purchase, form of letter of transmittal and related tender offer documents, with the U.S. Securities and
Exchange Commission (the “SEC”) and Chattem will file a Solicitation/Recommendation Statement on Schedule 14D-9 relating to the tender offer with the SEC. Sanofi-aventis and Chattem intend to mail these documents to the shareholders of Chattem. These documents will contain important information about the tender offer and shareholders of Chattem are urged to read them carefully when they become available. Shareholders of
Chattem will be able to obtain a free copy of these documents, when they become available, at the website maintained by the SEC at www.sec.gov.

Overview
Sanofi-aventis: one of the world’s leading healthcare companies
Researches, develops, manufactures and markets healthcare products, including:
Pharmaceuticals (prescription medications, over-the-counter medications and generics), vaccines and animal health
Strategy: to become a diversified global healthcare leader
Strategy built around three priorities to reach goals and ensure sustainable growth:
Increasing innovation in R&D
Adapting our company to future challenges
Pursuing external growth opportunities
Global headquarters in Paris, France
U.S. headquarters in Bridgewater, NJ

At a Glance…
1
Unless otherwise stated, all sales figures correspond to FY 2008 sales; growth figures are stated on a comparable basis as defined in the 2008 Full-Year Results and Outlook release of February 11, 2009, which can be found on our website:
www.sanofi-aventis.com.
2
Unless otherwise indicated, all data in this presentation are based on 2008 Full-Year Results and Outlook release of
February 11, 2009.
Presence in both traditional and emerging markets
Over 100,000 employees in more than 100 countries
Integrated sales force of approximately 33,500
Over 18,900 research staff at more than 25 R&D centers on three continents
Net sales in 2008: €27.6 bn
1
2008 investment in R&D: €4.6 bn
2

AMBIEN CR

Eloxatin (OXALIPLATIN injection)

Fluzone

LANTUS insulin glargine (rDNA origin) injection

LOVENOX (enoxaparin sodium injection)

MULTAQ (dronedarone)

Plavix (clopidogrel bisulfate)

sanofi pasteur

TAXOTERE (docetaxel)

sanofi aventis

At a Glance…
Key Products:
Ambien® CR (zolpidem tartrate
extended release) CIV
Eloxatin® (oxaliplatin injection)
Fluzone®, Influenza Virus Vaccine
Lantus® (insulin glargine [rDNA origin]
injection)
Lovenox® (enoxaparin sodium
injection)
Multaq® (dronedarone)
Plavix® (clopidogrel bisulfate)
Sanofi Pasteur vaccines
Taxotere® (docetaxel) Injection
Concentrate
Key Therapeutic areas:
Cardiovascular disease
Central nervous system
Internal medicine
Metabolic disorders
Oncology
Thrombosis
Vaccines

At a Glance…
Senior Management Team
Chris Viehbacher – Chief Executive Officer
Hanspeter Spek – President, Global Operations
Marc Cluzel – Executive Vice President, Research & Development
Jerome Contamine – Executive Vice President, Chief Financial Officer
Laurence Debroux – Senior Vice President, Chief Strategic Officer
Karen Linehan – Senior Vice President, Legal Affairs and General Counsel
Phillipe Luscan – Senior Vice President, Industrial Affairs
Wayne Pisano – Senior Vice President, Vaccines
Roberto Pucci – Senior Vice President, Human Resources

sanofi aventis
Doliprane
ESSENTIALE®
Enterogermina
Maalox
MAGNE B6
Dorflex
Lactacyd

symbion Consumer

OENOBIOL

KERNPHARM

GRAMON

sanofi aventis

OTC Products
Flagship OTC Brands
Sanofi-aventis has a strong and
growing presence in the global
OTC and consumer healthcare
markets
Ranked first in OTC sales in
France and Brazil, and fourth in
Italy, Russia and Mexico
The eight flagship OTC brands are
growing steadily
Four local OTC acquisitions made
over the past year:
15.2%
6.2%
4.0%
3.1%
4.4%
4.7%
4.8%
53.9%
3.6%
Others
NO-SPA
Australia
France
The Netherlands
Argentina

Sanofi-aventis U.S.
Note:
This information is as of December 31, 2008
Headquarters in Bridgewater, NJ
15,000 employees across the U.S.
Led by Greg Irace, President and Chief Executive Officer
Operates four pharmaceutical research sites:
Bridgewater, NJ
Malvern, PA
Cambridge, MA
Tucson, AZ
Operates two distribution centers:
Atlanta, GA
Sparks, NV
Packaging services headquartered in St. Louis, MO
U.S. Headquarters